UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange
Act of 1934

Date of Report (Date of Earliest Event Reported):
September 22, 2011

MEASUREMENT SPECIALTIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey 1-11906 22-2378738
(State or other (Commission (IRS Employer
jurisdiction of File Number) Identification No.)
incorporation)

1000 Lucas Way, Hampton, VA 23666
(Address of principal executive offices) (Zip Code)

(757) 766-1500Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2011, the shareholders of Measurement Specialties, Inc. (the “Company”) at the Company’s Annual Meeting of Shareholders, elected Messrs. Kenneth Thompson and Morton Toper as directors of the Company, for which the proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting filed on July 28, 2011.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 22, 2011, the Company held its Annual Meeting of Shareholders at which the Company’s shareholders approved three proposals. The proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting.

Proposal 1
The following persons were elected to the Board of Directors for a term of three years:
	FOR	WITHHELD	BROKER NON-VOTES
Kenneth Thompson	11,741,161	301,582	2,245,797
Morton Topfer	11,749,061	293,682	2,245,797

Proposal 2

Shareholders ratified the appointment of Ernst & Young LLP as Measurement Specialties, Inc.'s independent registered public accounting firm for the fiscal year ending March 31, 2012, as set forth below:
FOR	AGAINST	ABSTENTIONS
14,235,949	22,864	29,727

Proposal 3

Shareholders voted to advise on executive compensation, as set forth below:

FOR	AGAINST	ABSTENTIONS
11,915,626	113,706	13,411

Proposal 4

Shareholders voted to advise on the frequency of submission to shareholders of the advisory vote on executive compensation to one year, as set forth below:

1 YEAR	2 YEARS	3 YEARS	ABSTENTIONS
11,155,440	7,700	872,522	7,081

Based on the Board of Directors’ recommendation in the Proxy Statement and the voting results on Proposals 4, the Company has adopted a policy to hold the advisory vote on executive compensation annually.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Measurement Specialties, Inc.
(Registrant)

/s/ Mark Thomson
Mark Thomson
Chief Financial Officer
Date: September 26, 2011